Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8, filed July 27, 2006, and related Prospectus of GeoGlobal Resources Inc., pertaining to the 1998 Stock Incentive Plan (the “Plan”) of GeoGlobal Resources Inc., for the registration of 4,000,000 shares of common stock issuable on exercise of options to be granted under the Plan and the post-effective amendment to the Registration Statements on Form S-8 (File Nos. 333-74245, 333-39450, 333-67720 and 333-130135) for the registration of 3,237,000 shares of common stock issuable on exercise of options granted under the Plan, and to the incorporation by reference therein of our report dated April 11, 2006, with respect to the consolidated financial statements of GeoGlobal Resources Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP (signed)

Calgary, Alberta, Canada
July 27, 2006